Exhibit 23.1

COOPERS & LYBRAND
Coopers & Lybrand L.L.P.
a professional services firm

333 Market Street
San Francisco, California  94105-2119

telephone (415) 957-3000

Facsimile (415) 957-3394
          (415) 957-3372




                              CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Form S-3 of Ampex Corporation of our report, dated March 8, 1996, on our audit of the consolidated financial statements and financial statement schedule of Ampex Corporation, which report appears in the Annual Report on Form 10-K filed by Ampex Corporation for its fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.


San Francisco, California
June 21, 1996